Boston Private Reports Third Quarter 2020 Results

Third Quarter 2020 Highlights include:

•GAAP Net income of $22.7 million, or $0.28 per diluted share, and operating net income of $22.0 million, or $0.27 per diluted share
•Return on average common equity (non-GAAP) of 10.7%; operating return on average common equity of 10.4%
•Return on average tangible common equity (non-GAAP) of 11.9%; operating return on average tangible common equity of 11.6%
•Average total deposits of $7.7 billion, a 16% increase year-over-year
•Average total loans of $7.3 billion, a 3% increase year-over-year
•Total assets under management/advisory (“AUM”) of $16.3 billion, flat year-over-year
•Total net flows of negative $407 million driven by net flows of negative $395 million at Dalton, Greiner, Hartman, Maher & Co, LLC ("DGHM")
•Total net provision credit of $2.8 million
•Notable Item: $0.9 million gain related to the revaluation of a receivable from the divestiture of Bingham, Osborn & Scarborough, LLC ("BOS")

Boston, MA - October 21, 2020 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported third quarter 2020 Net income attributable to the Company of $22.7 million, compared to Net loss attributable to the Company of $(3.3) million for the second quarter of 2020 and Net income attributable to the Company of $20.0 million for the third quarter of 2019. Third quarter 2020 Diluted earnings per share were $0.28, compared to Diluted loss per share of $(0.04) in the second quarter of 2020 and Diluted earnings per share of $0.24 in the third quarter of 2019.
"We are proud of the dedication and commitment shown by the Boston Private employees guiding our clients through this challenging environment," said Anthony DeChellis, CEO of Boston Private. "This quarter's financial results include a provision credit and continued strong new business in our Wealth Management & Trust business. We strengthened our capital and liquidity position to provide flexibility as we navigate the uncertain environment. We remain committed to our strategic objectives and believe that we are well positioned for long-term success."

Summary Financial Results
				% Change
($ in millions, except for per share data)	3Q20	2Q20	3Q19	LQ	Y/Y
Net income/(loss) - GAAP	$22.7	$(3.3)	$20.0	nm	14%
Net income/(loss) - Operating	22.0	(3.3)	20.0	nm	10%
Diluted earnings/(loss) per share - GAAP	$0.28	$(0.04)	$0.24	nm	17%
Diluted earnings/(loss) per share - Operating	$0.27	$(0.04)	$0.24	nm	13%

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$19.9	$20.1	$25.7	(1)%	(23)%
Return on average common equity ("ROACE")	10.7%	(1.6)%	9.8%
Return on average tangible common equity ("ROATCE")	11.9%	(1.4)%	11.0%
nm = not meaningful

The Company's financial results improved linked quarter primarily driven by a lower loan loss provision, which changed from a $25.4 million provision expense during the second quarter of 2020 to a $2.8 million provision credit during the third quarter of 2020. The company’s operating results exclude the after-tax effect of a $0.9 million gain related to the revaluation of a receivable from the divestiture of BOS.

Net Interest Income and Margin
				% Change
($ in millions)	3Q20	2Q20	3Q19	LQ	Y/Y
Net interest income	$57.8	$58.9	$56.2	(2)%	3%
Net interest margin	2.61%	2.75%	2.72%
Net interest income for the third quarter of 2020 was $57.8 million, a 2% decrease linked quarter and a 3% increase year-over-year. The linked quarter decrease was primarily driven by lower loan volumes, lower interest-earning asset yields, and prepayment penalties in the second quarter of 2020, partially offset by lower funding costs.
Net interest margin decreased 14 basis points on a linked quarter basis to 2.61%. The decline was primarily driven by lower asset yields, prepayment penalties in the second quarter of 2020 and excess cash balances, partially offset by lower funding costs.

Noninterest Income
				% Change
($ in millions)	3Q20	2Q20	3Q19	LQ	Y/Y
Wealth management and trust fees	$18.2	$17.3	$19.1	6%	(4)%
Investment management fees	1.4	1.8	2.5	(21)%	(44)%
Private banking fees [1]	2.3	2.6	3.6	(11)%	(35)%
Total core fees and income	$22.0	$21.6	$25.2	2%	(13)%
Total other income	1.1	1.0	—	5%	nm
Total noninterest income	$23.0	$22.7	$25.1	2%	(8)%
nm = not meaningful
[1] Private banking fees includes Other banking fee income and Gain/(loss) on sale of loans, net
Total core fees and income for the third quarter of 2020 was $22.0 million, a 2% increase linked quarter. The linked quarter increase was primarily driven by higher Wealth management and trust fees, partially offset by lower Investment management fees. Total other income for the third quarter of 2020 includes a $0.9 million gain related to the revaluation of a receivable from the divestiture of BOS.

Assets Under Management / Advisory
				% Change
($ in millions)	3Q20	2Q20	3Q19	LQ	Y/Y
Wealth Management and Trust	$15,581	$14,889	$14,695	5%	6%
Other [3]	672	1,067	1,533	(37)%	(56)%
Total assets under management / advisory	$16,253	$15,956	$16,228	2%	—%

Net flows
Wealth Management and Trust	$(12)	$60	$(100)
Other [3]	(395)	(100)	(37)
Total net flows	$(407)	$(40)	$(137)
[3] Includes results from DGHM
Total assets under management / advisory were $16.3 billion at the end of the third quarter of 2020, a 2% increase linked quarter. The linked quarter increase was primarily driven by the impact of favorable market action, partially offset by outflows at DGHM.
Total net flows were negative $407 million during the third quarter of 2020, driven by net outflows of $395 million at DGHM. The Wealth Management and Trust segment had net flows of negative $12 million during the third quarter of 2020. Negative flows in the Wealth Management and Trust segment were primarily the result of client assets that transferred from fixed income products into bank deposit products and tax payments made during the quarter. Overall client attrition was low, while new business at Wealth Management & Trust improved linked quarter to $299 million for the third quarter of 2020 compared to $251 million for the second quarter of 2020.

Noninterest Expense
				% Change
($ in millions)	3Q20	2Q20	3Q19	LQ	Y/Y
Salaries and employee benefits	$34.7	$33.9	$31.7	2%	9%
Occupancy and equipment	8.2	7.6	8.3	8%	(1)%
Information systems	7.1	7.1	5.2	—%	37%
Professional services	4.0	3.4	4.4	17%	(9)%
Marketing and business development	0.9	2.3	1.4	(60)%	(33)%
Amortization of intangibles	0.7	0.7	0.7	2%	6%
FDIC insurance	1.0	0.8	0.1	nm	nm
Other	4.4	5.6	3.9	(22)%	14%
Total noninterest expense	$60.9	$61.5	$55.5	(1)%	10%

Memo: Excluding Off-Balance Sheet Provision
Reserve for unfunded loan commitments	$1.8	$2.8	—	(38)%	nm
Total noninterest expense (non-GAAP)	$59.2	$58.6	$55.5	1%	7%
Total noninterest expense for the third quarter of 2020 was $60.9 million, which includes $1.8 million of reserve for unfunded loan commitments recognized in Other expense.
Excluding the reserve for unfunded loan commitments, total noninterest expense (non-GAAP) for the third quarter of 2020 was $59.2 million, an increase of 1% linked quarter and an increase of 7% year-over-year. The linked quarter increase was driven primarily by higher compensation expense, while the year-over-year increase was driven primarily by higher compensation expense and higher Information systems expense from technology initiatives placed in service.

Income Tax Expense

The Company's effective tax rate for the third quarter of 2020 was 7.4% as a result of lower pre-tax income during 2020.

Loans - QTD Averages & Yields
				% Change
($ in millions)	3Q20	2Q20	3Q19	LQ	Y/Y
Commercial and industrial	$1,033	$1,037	$1,102	—%	(6)%
Paycheck Protection Program ("PPP")	373	284	—	32%	nm
Commercial real estate	2,653	2,659	2,518	—%	5%
Construction and land	218	233	196	(6)%	11%
Residential	2,810	2,863	3,016	(2)%	(7)%
Home equity	84	88	89	(5)%	(5)%
Other consumer	112	124	128	(10)%	(13)%
Total loans	$7,283	$7,289	$7,049	—%	3%
Total loans, excluding PPP (non-GAAP)	$6,910	$7,005	$7,049	(1)%	(2)%

Total loan yields	3.23%	3.42%	3.98%
Average total loans, excluding PPP (non-GAAP) in the third quarter of 2020 decreased 1% linked quarter and year-over-year.
•Within Commercial and industrial loans, lower revolving line of credit usage was partially offset by Commercial tax-exempt loan growth of 3%
•Nearly all of the PPP loans remain outstanding
•The linked quarter decline in Residential loans was driven by the sale of $72 million of Residential loans

Deposits - QTD Averages & Costs
				% Change
($ in millions)	3Q20	2Q20	3Q19	LQ	Y/Y
Non-interest bearing deposits	2,321	2,214	1,953	5%	19%
Interest bearing deposits	5,378	5,036	4,705	7%	14%
Total deposits	$7,700	$7,250	$6,658	6%	16%

Cost of total deposits	0.33%	0.41%	0.92%
Cost of total interest-bearing deposits	0.48%	0.59%	1.31%
Average total deposits in the third quarter of 2020 increased 6% linked quarter and 16% year-over-year to $7.7 billion. The linked quarter increase was driven by a combination of existing and new client balances, client asset flows from the Wealth Management & Trust segment into deposit products, and an increase in wealth sweep deposits.

Provision and Asset Quality

($ in millions)	3Q20	2Q20	1Q20	4Q19	3Q19
Provision and Allowance
Provision/(credit) for loan losses	$(4.6)	$22.6	$17.0	$(3.7)	$0.2
Reserve for unfunded loan commitments	1.8	2.8	1.8	—	—
Total Provision for credit losses	$(2.8)	$25.4	$18.8	$(3.7)	$0.2
Allowance for loan losses as a % of Total loans	1.17%	1.22%	0.97%	1.03%	1.07%

Asset Quality
Total net loans (charged-off)/ recovered	(0.2)	(1.5)	(0.3)	0.3	0.1
Total nonaccrual loans	41.3	25.6	24.3	16.1	17.6
Nonaccrual loans as a % of Total loans	0.57%	0.35%	0.35%	0.23%	0.25%

Special mention loans (criticized loans)	$199.5	$191.9	$92.6	$52.0	$58.1
Classified loans	123.1	114.2	112.3	74.0	80.8
Total criticized and classified loans	$322.6	$306.1	$204.9	$126.1	$139.0
The Company recorded a provision credit of $2.8 million during the third quarter of 2020. The provision release was primarily driven by an improved economic forecast related to the current expected credit losses methodology and resulted in lower reserves on residential mortgages and construction and land loans. The allowance for loan losses as a percentage of total loans, excluding PPP loans (non-GAAP), was 1.23% in the third quarter of 2020, compared to 1.28% in the second quarter of 2020.
Total nonaccrual loans as of September 30, 2020 was $41.3 million, an increase of $15.7 million, or 61%, linked quarter primarily driven by the downgrade of a commercial & industrial relationship in Northern California.
Total criticized and classified loans as of September 30, 2020 was $322.6 million, an increase of $16.5 million, or 5%, linked quarter primarily driven by the downgrade of $71 million of loans, partially offset by $54 million of payoffs, paydowns and upgrades. Of the $71 million in downgrades in the third quarter of 2020, $62 million were Commercial real estate loans across 16 relationships, primarily with hospitality and retail clients.
As of September 30, 2020:
•Residential loans on deferral totaled approximately $100 million, or 3.6% of total residential loans, compared to a peak of approximately $220 million in the second quarter of 2020
•Commercial & industrial loans on deferral totaled approximately $50 million, or 4.7% of total Commercial & industrial loans, compared to a peak of approximately $125 million in the second quarter of 2020
•The majority of Commercial real estate clients that qualified for and accepted the debt service reserve program remain in the program, representing a total loan balance of approximately $78 million

Capital

	3Q20	2Q20	1Q20	4Q19	3Q19
Tangible common equity/ Tangible assets (non-GAAP)	8.3%	8.3%	8.8%	8.6%	8.6%
Tangible book value per share (non-GAAP)	$9.48	$9.25	$9.31	$9.02	$8.90

Regulatory Capital Ratios: [3]
Tier 1 common equity	11.3%	11.1%	11.2%	11.4%	11.2%
Tier 1 risk-based capital	12.8%	12.6%	12.7%	13.0%	12.8%
Total risk-based capital	14.1%	13.9%	13.8%	14.1%	13.9%
Tier 1 leverage capital	9.2%	9.2%	9.7%	9.8%	9.7%
[3] Current quarter information is presented based on estimated data.
The Company's tangible book value per share increased to $9.48 in the third quarter of 2020, a 7% increase year-over-year. Risk-weighted regulatory capital ratios increased slightly linked quarter.

Dividend Payments
Concurrent with the release of third quarter 2020 earnings, the Board of Directors of the Company declared a cash dividend payable to common shareholders of $0.06 per share. The record date for this dividend is November 6, 2020, and the payment date is November 20, 2020.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include: return on average common equity; return on average tangible common equity; pre-tax, pre-provision income; tangible common equity / tangible assets; the efficiency ratio excluding amortization of intangibles; net income/(loss) attributable to the Company excluding notable items; net income/(loss) attributable to the common shareholders, treasury stock method, excluding notable items; diluted earnings/(loss) per share excluding notable items; and average total loans, excluding PPP.
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is included in the tables of this release and beginning on page 16 of the attached financial statements.

Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Thursday, October 22, 2020, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 0457772

Replay Information:
Available from October 22, 2020 at 12 noon Eastern Time until October 29, 2020
Dial In #: (877) 344-7529
Conference Number: 10149141

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

About Boston Private
Boston Private is a leading provider of integrated wealth management, trust and banking services to individuals, families, businesses and nonprofits.
For more than 30 years, Boston Private has delivered comprehensive advice coupled with deep technical expertise to help clients simplify their lives and achieve their goals. The firm offers the capabilities of a large institution with the superior service of a boutique firm to clients across the United States.
Boston Private is the corporate brand of Boston Private Financial Holdings, Inc. (NASDAQ: BPFH).
For more information, visit www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy; evaluations of interest rate trends and future liquidity; expectations as to changes in assets, deposits and results of operations; the impact of the COVID-19 pandemic; future operations; market position and financial position; and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in customer behavior; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; turbulence in the capital and debt markets; changes in interest rates; increases in loan defaults and charge-off rates; decreases in the value of securities and other assets; changes in loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; changes in regulation; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; risks that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Balance Sheets
Unaudited ($ in thousands, except share and per share data)
	3Q20	2Q20	1Q20	4Q19	3Q19
ASSETS:
Cash and cash equivalents	$546,263	$179,027	$61,714	$292,479	$78,010
Investment securities available-for-sale	1,011,327	1,002,970	993,166	978,284	935,538
Investment securities held-to-maturity	38,600	42,495	45,395	48,212	51,379
Equity securities at fair value	32,818	24,492	23,080	18,810	21,780
Stock in Federal Home Loan Bank and Federal Reserve Bank	36,618	42,407	45,273	39,078	47,756
Loans held for sale	15,074	9,786	7,671	7,386	6,658
Loans	7,222,569	7,332,954	7,043,338	6,976,704	7,067,151
Less: Allowance for loan losses	84,551	89,324	68,211	71,982	75,359
Loans, net of allowance for loan losses	7,138,018	7,243,630	6,975,127	6,904,722	6,991,792
Premises and equipment, net	42,907	43,805	43,544	44,527	42,658
Goodwill	57,607	57,607	57,607	57,607	57,607
Intangible assets, net	8,898	8,935	9,637	10,352	10,622
Accrued interest receivable	25,935	24,918	24,054	24,175	24,851
Deferred income taxes, net	8,250	9,116	5,630	11,383	15,704
Right-of-use assets	94,879	94,143	98,896	102,075	107,045
Other assets	374,111	375,575	355,532	291,411	299,544
TOTAL ASSETS	$9,431,305	$9,158,906	$8,746,326	$8,830,501	$8,690,944

LIABILITIES:
Deposits	$7,827,719	$7,427,397	$6,835,572	$7,241,476	$6,658,242
Securities sold under agreements to repurchase	42,544	46,623	45,319	53,398	48,860
Federal funds purchased	—	—	145,000	—	230,000
Federal Home Loan Bank borrowings	296,236	426,313	491,254	350,829	570,904
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Lease liabilities	108,932	108,234	113,574	117,214	122,799
Other liabilities	203,342	218,771	180,452	140,820	143,607
TOTAL LIABILITIES	8,585,136	8,333,701	7,917,534	8,010,100	7,880,775

REDEEMABLE NONCONTROLLING INTERESTS (“RNCI”)	—	—	—	1,383	1,481
SHAREHOLDERS' EQUITY:
Common stock, $1.00 par value; authorized: 170,000,000 shares	82,255	82,058	81,800	83,266	83,242
Additional paid-in capital	597,113	594,463	593,167	600,708	599,877
Retained earnings	136,394	118,647	131,761	127,469	116,210
Accumulated other comprehensive income	30,407	30,037	22,064	7,575	9,359
TOTAL SHAREHOLDERS' EQUITY	846,169	825,205	828,792	819,018	808,688
TOTAL LIABILITIES, RNCI, AND SHAREHOLDERS' EQUITY	$9,431,305	$9,158,906	$8,746,326	$8,830,501	$8,690,944

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statements
Unaudited ($ in thousands, except share and per share data)
	3Q20	2Q20	1Q20	4Q19	3Q19
REVENUE:
Interest income	$65,453	$68,819	$73,082	$75,291	$77,604
Interest expense	7,629	9,881	15,825	19,166	21,451
Net interest income	57,824	58,938	57,257	56,125	56,153
Provision/(credit) for loan losses [4]	(4,569)	22,604	16,962	(3,668)	167
Net interest income after provision/(credit) for loan losses	62,393	36,334	40,295	59,793	55,986

Wealth management and trust fees [5]	18,240	17,261	18,371	18,720	19,067
Investment management fees	1,393	1,770	1,925	2,554	2,496
Private banking fee income	1,320	2,395	2,490	2,924	2,658
Gain on sale of loans, net	1,006	204	100	557	934
Total core fees and income	21,959	21,630	22,886	24,755	25,155
Total other income	1,086	1,032	(1,365)	2,038	(29)
TOTAL REVENUE [6]	80,869	81,600	78,778	82,918	81,279

NONINTEREST EXPENSE:
Salaries and employee benefits	34,671	33,937	35,096	34,186	31,684
Occupancy and equipment	8,150	7,560	7,646	7,578	8,260
Information systems	7,096	7,113	6,725	6,476	5,169
Professional services	4,025	3,446	3,601	3,920	4,435
Marketing and business development	935	2,313	1,890	2,017	1,403
Amortization of intangibles	714	702	715	676	671
FDIC insurance	960	767	—	(19)	59
Other [4]	4,386	5,615	5,235	3,623	3,856
TOTAL NONINTEREST EXPENSE	60,937	61,453	60,908	58,457	55,537

INCOME/(LOSS) BEFORE INCOME TAXES	24,501	(2,457)	908	28,129	25,575
Income tax expense	1,821	841	102	6,788	5,517
Net income/(loss) before attribution to noncontrolling interests	22,680	(3,298)	806	21,341	20,058
Less: Net income attributable to noncontrolling interests	—	—	6	97	96
NET INCOME/(LOSS) ATTRIBUTABLE TO THE COMPANY	$22,680	$(3,298)	$800	$21,244	$19,962

Adjustments, treasury stock method [7]	—	—	414	98	304
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$22,680	$(3,298)	$1,214	$21,342	$20,266

COMMON SHARE DATA:
Weighted average basic shares outstanding	82,221,705	81,929,752	83,005,064	83,238,982	83,631,403
Weighted average diluted shares outstanding [8]	82,362,338	81,929,752	83,318,041	83,637,786	83,956,708
Diluted earnings/(loss) per share	$0.28	$(0.04)	$0.01	$0.26	$0.24

[4] Total Provision for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[5] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC ("BPW"), KLS Professional Advisors Group, LLC ("KLS") through the effective date of its merger with BPW, and the trust operations of Boston Private Bank & Trust Company.

[6] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[7] Adjustments to Net income/(loss) attributable to the Company to arrive at Net income/(loss) attributable to common shareholders, treasury stock method, as presented in these tables, include decrease/(increase) in Noncontrolling interests redemption value.

[8] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statements
Unaudited ($ in thousands, except share and per share data)
	Nine months ended September 30,
	2020	2019
REVENUE:
Interest income	$207,354	$233,156
Interest expense	33,335	61,205
Net interest income	174,019	171,951
Provision/(credit) for loan losses [4]	34,997	104
Net interest income after provision/(credit) for loan losses	139,022	171,847

Wealth management and trust fees [5]	53,872	57,037
Investment management fees	5,088	7,601
Private banking fee income	6,205	8,024
Gain on sale of loans, net	1,310	1,065
Total core fees and income	66,475	73,727
Total other income	753	1,027
TOTAL REVENUE [6]	241,247	246,705

NONINTEREST EXPENSE:
Salaries and employee benefits	103,704	100,116
Occupancy and equipment	23,356	24,460
Information systems	20,934	16,166
Professional services	11,072	11,308
Marketing and business development	5,138	4,422
Amortization of intangibles	2,131	2,015
FDIC insurance	1,727	1,304
Restructuring	—	1,646
Other [4]	15,236	10,312
TOTAL NONINTEREST EXPENSE	183,298	171,749

INCOME BEFORE INCOME TAXES	22,952	74,852
Income tax expense	2,764	15,803
Net income before attribution to noncontrolling interests	20,188	59,049
Less: Net income attributable to noncontrolling interests	6	265
NET INCOME ATTRIBUTABLE TO THE COMPANY	$20,182	$58,784

Adjustments, treasury stock method [7]	414	1,045
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$20,596	$59,829

COMMON SHARE DATA
Weighted average basic shares outstanding	82,382,050	83,495,361
Weighted average diluted shares outstanding [8]	82,746,866	84,003,281
Diluted earnings per share	$0.25	$0.71

[4] Total Provision for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[5] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC ("BPW"), KLS Professional Advisors Group, LLC ("KLS") through the effective date of its merger with BPW, and the trust operations of Boston Private Bank & Trust Company.

[6] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[7] Adjustments to Net income attributable to the Company to arrive at Net income attributable to common shareholders, treasury stock method, as presented in these tables, include decrease/(increase) in Noncontrolling interests redemption value.

[8] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Financial Highlights
Unaudited ($ in thousands, except share and per share data)
	3Q20	2Q20	1Q20	4Q19	3Q19
KEY STATISTICS:
Return on average assets (non-GAAP) [9]	0.96%	(0.15)%	0.04%	0.96%	0.91%
ROACE (non-GAAP) [9]	10.68%	(1.58)%	0.39%	10.29%	9.80%
ROATCE (non-GAAP) [9]	11.88%	(1.43)%	0.72%	11.51%	10.99%
Efficiency ratio (non-GAAP) [9]	74.5%	74.4%	76.4%	69.7%	67.5%
Noninterest income to total revenue	28.5%	27.8%	27.3%	32.3%	30.9%

Net interest margin	2.61%	2.75%	2.76%	2.70%	2.72%
Average loan to average deposit ratio	94.6%	100.5%	99.0%	101.6%	105.9%
Cost of total deposits	0.33%	0.41%	0.72%	0.86%	0.92%
Cost of interest-bearing deposits	0.48%	0.59%	1.02%	1.20%	1.31%
Cost of total funding	0.37%	0.50%	0.83%	0.99%	1.12%

Allowance for loan losses / Total loans	1.17%	1.22%	0.97%	1.03%	1.07%
Nonperforming loans / Total loans	0.57%	0.35%	0.35%	0.23%	0.25%
Net (charge-offs)/recoveries / Total loans [9]	(0.01)%	(0.08)%	(0.02)%	0.02%	0.01%

CAPITAL HIGHLIGHTS:
Tier 1 common equity [3]	$752,492	$731,316	$742,044	$745,926	$732,980
Tier 1 capital [3]	$852,514	$831,338	$842,066	$846,337	$833,431
Total capital [3]	$935,824	$913,936	$914,572	$919,573	$910,076

Risk-weighted assets ("RWA") [3]	$6,654,690	$6,593,957	$6,627,339	$6,530,804	$6,533,884
Average assets for leverage [3]	$9,237,940	$9,009,565	$8,691,254	$8,659,944	$8,588,358

Tier 1 common equity ratio [3]	11.31%	11.09%	11.20%	11.42%	11.22%
Tier 1 risk-based capital ratio [3]	12.81%	12.61%	12.71%	12.96%	12.76%
Total risk-based capital ratio [3]	14.06%	13.86%	13.80%	14.08%	13.93%
Tier 1 leverage capital ratio [3]	9.23%	9.23%	9.69%	9.77%	9.70%

Total equity / Total assets	8.97%	9.01%	9.48%	9.27%	9.30%
Tangible common equity / Tangible assets (non-GAAP)	8.33%	8.34%	8.77%	8.57%	8.59%

End of period market price per share	$5.52	$6.88	$7.15	$12.03	$11.66
End of period shares outstanding	82,254,594	82,058,483	81,800,486	83,265,674	83,241,952
Book value per common share	$10.29	$10.06	$10.13	$9.84	$9.71
Tangible book value per share (non-GAAP)	$9.48	$9.25	$9.31	$9.02	$8.90

Common Equity Repurchase Program:
Total shares of common stock repurchased	—	—	1,565,060	—	678,165
Average price paid per share of common stock	$—	$—	$8.18	$—	$10.61
Aggregate repurchases of common stock ($ in millions)	$—	$—	$12.8	$—	$7.2

[3] Current quarter information is presented based on estimated data. [9] Annualized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated AUM and Balance Sheet - End of Period Balances
Unaudited ($ in thousands)
	3Q20	2Q20	1Q20	4Q19	3Q19
ASSETS UNDER MANAGEMENT AND ADVISORY ("AUM"):
Wealth Management and Trust	$15,581,000	$14,889,000	$13,497,000	$15,224,000	$14,695,000
Other [2]	672,000	1,067,000	1,016,000	1,544,000	1,533,000
TOTAL AUM	$16,253,000	$15,956,000	$14,513,000	$16,768,000	$16,228,000

AUM Rollforward:
Beginning balance	$15,956,000	$14,513,000	$16,768,000	$16,228,000	$16,199,000
Net flows	(407,000)	(40,000)	150,000	(209,000)	(137,000)
Market returns	704,000	1,483,000	(2,405,000)	749,000	166,000
Ending balance	$16,253,000	$15,956,000	$14,513,000	$16,768,000	$16,228,000

AUM Net Flows:
Wealth Management and Trust	$(12,000)	$60,000	$176,000	$(114,000)	$(100,000)
Other [2]	(395,000)	(100,000)	(26,000)	(95,000)	(37,000)
TOTAL NET FLOWS	$(407,000)	$(40,000)	$150,000	$(209,000)	$(137,000)

DEPOSITS:
Demand deposits (non-interest bearing)	$2,346,126	$2,293,864	$2,020,440	$1,971,013	$1,947,363
Savings and NOW	756,797	758,656	653,006	646,199	666,107
Money market	4,187,657	3,753,228	3,468,701	3,969,330	3,366,623
Certificates of deposit	537,139	621,649	693,425	654,934	678,149
TOTAL DEPOSITS	$7,827,719	$7,427,397	$6,835,572	$7,241,476	$6,658,242

LOANS:
Commercial and industrial	$583,145	$565,748	$670,744	$694,034	$695,029
Paycheck Protection Program	371,496	370,034	—	—	—
Commercial tax-exempt	472,342	419,264	445,319	447,927	448,488
Commercial real estate	2,659,890	2,676,708	2,626,299	2,551,274	2,533,346
Construction and land	211,697	240,211	238,293	225,983	209,741
Residential	2,729,164	2,859,627	2,841,926	2,839,155	2,964,042
Home equity	81,797	84,588	89,350	83,657	84,432
Consumer	113,038	116,774	131,407	134,674	132,073
TOTAL LOANS	$7,222,569	$7,332,954	$7,043,338	$6,976,704	$7,067,151

[2] Includes results from Dalton, Greiner, Hartman, Maher & Co, LLC ("DGHM")

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Provision and Asset Quality
Unaudited ($ in thousands)
	3Q20	2Q20	1Q20	4Q19	3Q19
PROVISION:
Provision/(credit) for loan losses	$(4,569)	$22,604	$16,962	$(3,668)	$167
Reserve for unfunded loan commitments [4]	1,750	2,829	1,827	(23)	(23)
Total Provision/(credit) for credit losses	$(2,819)	$25,433	$18,789	$(3,691)	$144

CHARGE-OFFS:
Loan charge-offs	$(245)	$(1,546)	$(528)	$(285)	$(185)
Loan recoveries	41	55	180	576	310
NET (CHARGE-OFFS)/RECOVERIES	$(204)	$(1,491)	$(348)	$291	$125
Net charge-offs to average loans (annualized)	(0.01)%	(0.08)%	(0.02)%	0.02%	0.01%

Net (Charge-offs)/Recoveries by Loan Type:
Commercial and industrial	$(136)	$(337)	$(473)	$118	$95
Commercial real estate	—	—	—	183	27
Home equity	—	(1,157)	132	4	6
Consumer	(68)	3	(7)	(14)	(3)
NET (CHARGE-OFFS)/RECOVERIES	$(204)	$(1,491)	$(348)	$291	$125

LOAN QUALITY DATA:
Special mention loans	$199,509	$191,882	$92,623	$52,026	$58,133

Accruing classified loans [10]	81,827	88,586	87,948	57,922	63,278
Nonaccrual loans	41,263	25,604	24,314	16,103	17,565
Total classified	123,090	114,190	112,262	74,025	80,843
Criticized and classified loans	$322,599	$306,072	$204,885	$126,051	$138,976

Loans 30-89 days past due and accruing [11]	$5,635	$5,535	$14,852	$25,945	$4,179

[4] Total Provision for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[10] Accruing classified loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

11 At June 30, 2020, the Company had one loan totaling less than $0.1 million that was more than 90 days past due but still on accrual status. This loan originated in the New England region. The Company had no other loans outstanding more than 90 days past due but still on accrual status in comparative periods.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance			Interest Income/Expense			Average Yield/Rate
	3Q20	2Q20	3Q19	3Q20	2Q20	3Q19	3Q20	2Q20	3Q19
INTEREST-EARNING ASSETS
Cash and investments:
Taxable investment securities	$201,515	$198,337	$198,655	$853	$859	$938	1.69%	1.73%	1.95%
Non-taxable investment securities	313,130	316,513	305,108	1,974	2,005	1,924	2.52%	2.53%	2.52%
Mortgage-backed securities	515,813	505,669	492,514	2,354	2,566	2,622	1.83%	2.03%	2.13%
Short-term investments and other	432,117	186,895	101,958	654	582	1,084	0.59%	1.23%	4.06%
Total cash and investments	1,462,575	1,207,414	1,098,235	5,835	6,012	6,568	1.59%	1.99%	2.39%
Loans: [12]
Commercial and industrial	1,032,816	1,037,285	1,101,672	8,314	9,708	11,523	3.15%	3.70%	4.09%
Paycheck Protection Program	373,047	283,619	—	2,390	1,573	—	2.51%	2.19%	—%
Commercial real estate	2,652,770	2,659,074	2,518,048	23,546	24,602	29,118	3.47%	3.66%	4.52%
Construction and land	218,211	233,305	195,843	2,109	2,251	2,410	3.78%	3.82%	4.82%
Residential	2,809,871	2,862,708	3,016,265	22,089	23,079	25,567	3.14%	3.22%	3.39%
Home equity	84,226	88,307	89,068	623	650	1,121	2.94%	2.96%	4.99%
Other consumer	111,657	124,346	127,987	547	944	1,297	1.95%	3.05%	4.02%
Total loans	7,282,598	7,288,644	7,048,883	59,618	62,807	71,036	3.23%	3.42%	3.98%
Total earning assets	8,745,173	8,496,058	8,147,118	65,453	68,819	77,604	2.96%	3.22%	3.76%

LESS: Allowance for loan losses	89,370	68,473	75,199
Cash and due from banks	34,761	39,959	49,065
Other assets	655,999	641,657	544,368
TOTAL AVERAGE ASSETS	$9,346,563	$9,109,201	$8,665,352

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [13]
Savings and NOW	$722,742	$680,758	$615,730	$197	$187	$275	0.11%	0.11%	0.18%
Money market	4,070,026	3,684,147	3,378,006	4,790	4,848	11,523	0.47%	0.53%	1.35%
Certificates of deposit	585,729	671,470	711,299	1,447	2,300	3,689	0.98%	1.38%	2.06%
Total interest-bearing deposits [13]	5,378,497	5,036,375	4,705,035	6,434	7,335	15,487	0.48%	0.59%	1.31%
Junior subordinated debentures	106,363	106,363	106,363	508	764	1,022	1.87%	2.84%	3.76%
FHLB borrowings and other	388,412	610,856	833,535	687	1,782	4,942	0.69%	1.15%	2.32%
Total interest-bearing liabilities [13]	5,873,272	5,753,594	5,644,933	7,629	9,881	21,451	0.52%	0.69%	1.50%

Non-interest bearing demand deposits [13]	2,321,223	2,213,829	1,953,214
Payables and other liabilities	309,462	306,896	258,371
Total average liabilities	8,503,957	8,274,319	7,856,518
Redeemable noncontrolling interests	—	—	944
Average shareholders’ equity	842,606	834,882	807,890
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$9,346,563	$9,109,201	$8,665,352
Net interest income				$57,824	$58,938	$56,153
Interest rate spread							2.44%	2.53%	2.26%
Net interest margin							2.61%	2.75%	2.72%

Average total deposits [13]	$7,699,720	$7,250,204	$6,658,249				0.33%	0.41%	0.92%
Average total deposits and borrowings [13]	$8,194,495	$7,967,423	$7,598,147				0.37%	0.50%	1.12%

[12] Average loans includes Loans held for sale and Nonaccrual loans

[13] Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance		Interest Income/Expense		Average Yield/Rate
	Nine Months Ended		Nine Months Ended		Nine Months Ended
INTEREST-EARNING ASSETS	9/30/20	9/30/19	9/30/20	9/30/19	9/30/20	9/30/19
Cash and investments:
Taxable investment securities	$200,346	$223,072	$2,580	$3,244	1.72%	1.94%
Non-taxable investment securities	315,101	305,422	5,977	5,726	2.53%	2.50%
Mortgage-backed securities	514,043	507,338	7,707	8,225	2.00%	2.16%
Short-term investments and other	256,143	104,225	2,307	3,049	1.19%	3.78%
Total cash and investments	1,285,633	1,140,057	18,571	20,244	1.92%	2.36%
Loans: [12]
Commercial and industrial	1,074,159	1,088,027	28,746	33,673	3.51%	4.08%
Paycheck Protection Program	218,175	—	3,963	—	2.41%	—%
Commercial real estate	2,631,461	2,474,804	75,630	87,222	3.78%	4.65%
Construction and land	228,243	203,211	6,932	7,610	3.99%	4.94%
Residential	2,841,023	2,999,480	68,636	76,847	3.22%	3.42%
Home equity	86,186	90,361	2,225	3,388	3.44%	5.01%
Other consumer	122,706	128,879	2,651	4,172	2.88%	4.33%
Total loans	7,201,953	6,984,762	188,783	212,912	3.46%	4.04%
Total earning assets	8,487,586	8,124,819	207,354	233,156	3.23%	3.80%

LESS: Allowance for loan losses	69,929	74,863
Cash and due from banks	41,461	46,906
Other assets	620,313	516,642
TOTAL AVERAGE ASSETS	$9,079,431	$8,613,504

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [13]
Savings and NOW	$680,962	$658,154	$616	$847	0.12%	0.17%
Money market	3,835,219	3,317,117	19,295	32,072	0.67%	1.29%
Certificates of deposit	641,800	746,453	6,654	11,141	1.38%	2.00%
Total interest-bearing deposits [13]	5,157,981	4,721,724	26,565	44,060	0.69%	1.25%
Junior subordinated debentures	106,363	106,363	2,189	3,223	2.74%	4.05%
FHLB borrowings and other	484,674	801,519	4,581	13,922	1.24%	2.29%
Total interest-bearing liabilities [13]	5,749,018	5,629,606	33,335	61,205	0.77%	1.45%

Non-interest bearing demand deposits [13]	2,194,237	1,949,948
Payables and other liabilities	295,327	243,370
Total average liabilities	8,238,582	7,822,924
Redeemable noncontrolling interests	400	1,642
Average shareholders’ equity	840,449	788,938
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$9,079,431	$8,613,504
Net interest income			$174,019	$171,951
Interest rate spread					2.46%	2.35%
Net interest margin					2.71%	2.80%

Average total deposits [13]	$7,352,218	$6,671,672			0.48%	0.88%
Average total deposits and borrowings [13]	$7,943,255	$7,579,554			0.56%	1.08%
[12] Average loans includes Loans held for sale and Nonaccrual loans

[13] Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Regional Loan Data
Unaudited ($ in thousands)
	3Q20	2Q20	1Q20	4Q19	3Q19
New England	$3,669,746	$3,781,603	$3,724,959	$3,776,747	$3,868,690
Northern California	1,763,556	1,741,255	1,618,668	1,532,786	1,559,569
Southern California	1,789,267	1,810,096	1,699,711	1,667,171	1,638,892
Total loans	$7,222,569	$7,332,954	$7,043,338	$6,976,704	$7,067,151

Loans (charged-off)/recovered, net:
New England	$(111)	$7	$15	$414	$275
Northern California	—	3	122	(10)	6
Southern California	(93)	(1,501)	(485)	(113)	(156)
Total net loans (charged-off)/recovered	$(204)	$(1,491)	$(348)	$291	$125

Special mention loans:
New England	$103,060	$83,026	$61,741	$21,691	$19,828
Northern California	63,192	75,609	5,947	5,227	4,821
Southern California	33,257	33,247	24,935	25,108	33,484
Total special mention loans	$199,509	$191,882	$92,623	$52,026	$58,133

Accruing classified loans:
New England	$74,682	$53,124	$50,483	$20,428	$21,830
Northern California	4,589	21,712	24,843	24,946	23,938
Southern California	2,556	13,750	12,622	12,548	17,510
Total accruing classified loans	$81,827	$88,586	$87,948	$57,922	$63,278

Nonaccruing loans:
New England	$11,807	$11,630	$11,965	$9,764	$8,999
Northern California	25,133	9,459	6,575	319	2,395
Southern California	4,323	4,515	5,774	6,020	6,171
Total nonaccruing loans	$41,263	$25,604	$24,314	$16,103	$17,565

[14] The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lenders' regional offices.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands, except share and per share data)
	3Q20	2Q20	1Q20	4Q19	3Q19
ROACE AND ROATCE:
Net income/(loss) attributable to the Company (GAAP) (A)	$22,680	$(3,298)	$800	$21,244	$19,962
ADD: Amortization of intangibles, net of tax	564	555	565	534	530
Tangible common net income/(loss) (non-GAAP) (B)	$23,244	$(2,743)	$1,365	$21,778	$20,492

Total average shareholders’ equity (C)	$842,606	$834,882	$838,935	$818,816	$807,890
LESS: Average goodwill and intangibles, net	(66,246)	(66,877)	(67,586)	(68,031)	(68,359)
Average tangible common equity (non-GAAP) (D)	$776,360	$768,005	$771,349	$750,785	$739,531

ROACE (annualized) (A/C)	10.68%	(1.58)%	0.39%	10.29%	9.80%
ROATCE (annualized) (B/D)	11.88%	(1.43)%	0.72%	11.51%	10.99%

PRE-TAX, PRE-PROVISION INCOME:
Income/(loss) before income taxes (GAAP)	$24,501	$(2,457)	$908	$28,129	$25,575
ADD BACK: Provision/(credit) for loan losses	(4,569)	22,604	16,962	(3,668)	167
Pre-tax, pre-provision income (non-GAAP)	$19,932	$20,147	$17,870	$24,461	$25,742

TANGIBLE COMMON EQUITY:
Total shareholders’ equity (GAAP)	$846,169	$825,205	$828,792	$819,018	$808,688
LESS: Goodwill and intangibles, net	(66,505)	(66,542)	(67,244)	(67,959)	(68,229)
Tangible common equity (non-GAAP) (A)	$779,664	$758,663	$761,548	$751,059	$740,459

Total assets (GAAP)	$9,431,305	$9,158,906	$8,746,326	$8,830,501	$8,690,944
LESS: Goodwill and intangibles, net	(66,505)	(66,542)	(67,244)	(67,959)	(68,229)
Tangible assets (non-GAAP) (B)	$9,364,800	$9,092,364	$8,679,082	$8,762,542	$8,622,715

End of period shares outstanding (C)	82,254,594	82,058,483	81,800,486	83,265,674	83,241,952

Tangible common equity/ Tangible assets (non-GAAP) (A/B)	8.33%	8.34%	8.77%	8.57%	8.59%
Tangible book value per share (non-GAAP) (A/C)	$9.48	$9.25	$9.31	$9.02	$8.90

AVERAGE LOANS:
Total loans	$7,282,598	$7,288,644	$7,033,733	$7,072,710	$7,048,883
LESS: PPP	373,047	283,619	—	—	—
Total loans, excluding PPP (non-GAAP)	$6,909,551	$7,005,025	$7,033,733	$7,072,710	$7,048,883

Total loan yields, excluding PPP (non-GAAP)	3.27%	3.47%	3.75%	3.83%	3.98%

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands, except share and per share data)
	3Q20	2Q20	1Q20	4Q19	3Q19
RETURN ON AVERAGE ASSETS:
Net income/(loss) (GAAP) (A)	$22,680	$(3,298)	$800	$21,244	$19,962
Average assets (non-GAAP) (B)	9,346,563	9,109,201	8,779,391	8,738,750	8,665,352
Return on average assets (annualized) (non-GAAP) (A/B)	0.96%	(0.15)%	0.04%	0.96%	0.91%

EFFICIENCY RATIO:
Total noninterest expense (GAAP) (A)	$60,937	$61,453	$60,908	$58,457	$55,537
LESS: Amortization of intangibles	714	702	715	676	671
Total noninterest expense (non-GAAP) (B)	$60,223	$60,751	$60,193	$57,781	$54,866

Net interest income (GAAP)	$57,824	$58,938	$57,257	$56,125	$56,153
Total core fees and income (GAAP)	21,959	21,630	22,886	24,755	25,155
Total other income (GAAP)	1,086	1,032	(1,365)	2,038	(29)
Total revenue (GAAP) (C)	$80,869	$81,600	$78,778	$82,918	$81,279

Efficiency ratio (GAAP) (A/C)	75.4%	75.3%	77.3%	70.5%	68.3%
Efficiency ratio, excluding amortization of intangibles (non-GAAP) (B/C)	74.5%	74.4%	76.4%	69.7%	67.5%

NET INCOME/(LOSS) ATTRIBUTABLE TO THE COMPANY:
Net income/(loss) attributable to the Company (GAAP)	$22,680	$(3,298)	$800	$21,244	$19,962
LESS: Gain on fair value of contingent considerations receivable [15]	891	—	—	1,109	—
Tax effect at statutory rate	258	—	—	322	—
Net income/(loss) attributable to the Company (non-GAAP)	$22,047	$(3,298)	$800	$20,457	$19,962

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Net income/(loss) attributable to common shareholders (GAAP)	$22,680	$(3,298)	$1,214	$21,342	$20,266
LESS: Gain on fair value of contingent considerations receivable [15]	891	—	—	1,109	—
Tax effect at statutory rate	258	—	—	322	—
Net income/(loss) attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$22,047	$(3,298)	$1,214	$20,555	$20,266

Weighted average diluted shares outstanding	82,362,338	81,929,752	83,318,041	83,637,786	83,956,708
Diluted earnings/(loss) per share (GAAP)	$0.28	$(0.04)	$0.01	$0.26	$0.24
Diluted earnings/(loss) per share, excluding notable items (non-GAAP)	$0.27	$(0.04)	$0.01	$0.25	$0.24

Average common equity (non-GAAP)	$842,606	$834,882	$838,935	$818,816	$807,890
Average tangible common equity (non-GAAP)	$776,360	$768,005	$771,349	$750,785	$739,531
ROACE, excluding notable items (non-GAAP)	10.38%	(1.58)%	0.39%	9.91%	9.80%
ROATCE, excluding notable items (non-GAAP)	11.55%	(1.43)%	0.72%	11.09%	10.99%

Pre-tax, pre-provision income (non-GAAP)	$19,932	$20,147	$17,870	$24,461	$25,742
LESS: Gain on fair value of contingent considerations receivable [15]	891	—	—	1,109	—
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$19,041	$20,147	$17,870	$23,352	$25,742

15 In the third quarter of 2020 and fourth quarter of 2019, there was a gain of $0.9 million and $1.1 million, respectively, related to the revaluation of a receivable from the divestiture of former affiliate, Bingham, Osborn & Scarborough, LLC ("BOS").